- -----------------------------------------------------------------



                    REVOLVING CREDIT AGREEMENT



                     Dated as of May 20, 1996


                             between


                    WILMINGTON TRUST COMPANY,

                     as Subordination Agent,
                   as agent and trustee for the
         Continental Airlines 1996-2B Pass Through Trust,

                           as Borrower


                               and


               De NATIONALE INVESTERINGSBANK N.V.,

                      as Liquidity Provider


 -----------------------------------------------------------------


                           Relating to

         Continental Airlines 1996-2B Pass Through Trust
      8.56% Continental Airlines Pass Through Certificates,
                          Series 1996-2B


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                        TABLE OF CONTENTS
                            ARTICLE I

                           DEFINITIONS

                                                                        Page

Section 1.01.  Certain Defined Terms.......................................1

                            ARTICLE II

                AMOUNT AND TERMS OF THE COMMITMENT

Section 2.01.  The Advances............................................... 6
Section 2.02.  Making the Advances........................................ 6
Section 2.03.  Fees....................................................... 8
Section 2.04.  Adjustments or Termination of the Commitment............... 8
Section 2.05.  Repayments of Interest Advances or the Final
Advance................................................................... 8
Section 2.06.  Repayments of Downgrade Advances........................... 9
Section 2.07.  Payments to the Liquidity Provider Under the
                  Intercreditor Agreement.................................10
Section 2.08.  Book Entries...............................................10
Section 2.09.  Payments from Available Funds Only.........................10

                           ARTICLE III

                   OBLIGATIONS OF THE BORROWER

Section 3.01. Increased Costs.............................................10
Section 3.02.  Capital Adequacy...........................................11
Section 3.03.  Payments Free of Deductions................................12
Section 3.04.  Payments...................................................12
Section 3.05.  Computations...............................................13
Section 3.06.  Payment on Non-Business Days...............................13
Section 3.07.  Interest...................................................13
Section 3.08.  Replacement of Borrower....................................14
Section 3.09.  Funding Loss Indemnification...............................14
Section 3.10.  Illegality.................................................14


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                            ARTICLE IV

                       CONDITIONS PRECEDENT

Section 4.01.  Conditions Precedent to Effectiveness of Section 2.01......15
Section 4.02.  Conditions Precedent to Borrowing..........................17

                            ARTICLE V

                            COVENANTS

Section 5.01.  Affirmative Covenants of the Borrower......................17
Section 5.02.  Negative Covenants of the Borrower.........................17

                            ARTICLE VI

                   LIQUIDITY EVENTS OF DEFAULT

Section 6.01.  Liquidity Events of Default................................18

                           ARTICLE VII

                          MISCELLANEOUS

Section 7.01.  Amendments, Etc............................................18
Section 7.02.  Notices, Etc...............................................18
Section 7.03.  No Waiver; Remedies........................................19
Section 7.04.  Further Assurances.........................................19
Section 7.05.  Indemnification; Survival of Certain Provisions............19
Section 7.06.  Liability of the Liquidity Provider........................20
Section 7.07.  Costs, Expenses and Taxes..................................20
Section 7.08.  Binding Effect; Participations.............................21
Section 7.09.  Severability...............................................22
Section 7.10.  GOVERNING LAW..............................................22
Section 7.11.  Submission to Jurisdiction; Waiver of Jury Trial; Waiver
                  of Immunity.............................................22
Section 7.12.  Execution in Counterparts..................................23
Section 7.13.  Entirety...................................................24
Section 7.14.  Headings...................................................24
Section 7.15.  LIQUIDITY PROVIDER'S OBLIGATION TO MAKE
                  ADVANCES................................................24


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ANNEX I    Interest Advance Notice of Borrowing

ANNEX II   Downgrade Advance Notice of Borrowing

ANNEX III  Final Advance Notice of Borrowing

ANNEX IV   Notice of Termination

ANNEX V    Notice of Replacement Subordination Agent


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


                    REVOLVING CREDIT AGREEMENT


                  This REVOLVING CREDIT AGREEMENT dated as of May 20, 1996, between WILMINGTON TRUST COMPANY, a Delaware corporation, not in its individual capacity but solely as Subordination Agent under the Intercreditor Agreement (each as defined below), as agent and trustee for the Class B Trust (as defined below) (the "Borrower"), and De NATIONALE INVESTERINGSBANK N.V., a bank organized under the laws of The Netherlands ("DNIB" or the "Liquidity Provider").


                      W I T N E S S E T H :

                  WHEREAS, pursuant to the Class B Trust
Agreement (such term and all other capitalized terms used in these recitals having the meanings set forth or referred to in
Section 1.01), the Class B Trust is issuing the Class B
Certificates; and

                  WHEREAS, the Borrower, in order to support the timely payment of a portion of the interest on the Class B Certificates in accordance with their terms, has requested the Liquidity Provider to enter into this Agreement, providing in part for the Borrower to request in specified circumstances that Advances be made hereunder.

                  NOW, THEREFORE, in consideration of the
premises, the parties hereto agree as follows:


                            ARTICLE I

                           DEFINITIONS

                  Section 1.01.  Certain Defined Terms.
(a) Definitions. As used in this Agreement and unless otherwise expressly indicated, or unless the context clearly requires otherwise, the following capitalized terms shall have the following respective meanings for all purposes of this Agreement:

                  "Additional Cost" has the meaning assigned to such term in Section 3.01.

                  "Advance" means an Interest Advance, a Final Advance, a Downgrade Advance, an Applied Downgrade Advance or an Unpaid Advance, as the case may be.

                  "Applicable Liquidity Rate" has the meaning assigned to such term in Section 3.07(c).

                  "Applicable Margin" means (w) with respect to any Unpaid Advance (including an Applied Downgrade Advance) that is a LIBOR Advance, 1.75%, (x) with respect to any Unpaid Advance (including an Applied Downgrade Advance) that is a Base Rate Advance, 1.75%,
         (y) with respect to any Downgrade Advance (other than an Applied Downgrade Advance) that is a LIBOR Advance, 0.60%, and (z) with respect to any Downgrade

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         Advance (other than an Applied Downgrade Advance) that
         is a Base Rate Advance, 0.60%.

                  "Applied Downgrade Advance" has the meaning assigned to such term in Section 2.06(a).

                  "Available Commitment" means, at any time of determination, an amount equal to (i) the Commitment at such time less (ii) subject to the proviso contained in the third sentence of Section 2.02(a), the aggregate amount of each Interest Advance outstanding at such time; provided that following a Downgrade Advance or a Final Advance, the Available Commitment shall be zero.

                  "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to (a) the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider from three Federal funds brokers of recognized standing selected by it, plus (b) three-tenths of one percent (0.30)%.

                  "Base Rate Advance" means an Advance that bears interest at a rate based upon the Base Rate.

                  "Borrower" has the meaning assigned to such term in the recital of parties to this Agreement.

                  "Borrowing" means the making of Advances requested by delivery of a Notice of Borrowing.

                  "Business Day" means any day other than a Saturday or Sunday or a day on which commercial banks are required or authorized to close in Houston, Texas, New York, New York, Amsterdam, The Netherlands or, so long as any Class B Certificate is outstanding, the city and state in which the Class B Trustee maintains its Corporate Trust Office or receives or disburses funds, and, if the applicable Business Day relates to any Advance or other amount bearing interest based on the LIBOR Rate, on which dealings are carried on in the London interbank market.

                  "Commitment" means, initially, $4,540,609, as the same may be reduced or increased from time to time in accordance with Section 2.04(a).

                  "Downgrade Advance" means an Advance made pursuant to
         Section 2.02(b).

                  "Effective Date" has the meaning specified in
         Section 4.01.


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                  "Excluded Taxes" means (i) any Taxes imposed
         on, based on, or measured by the overall net income, capital, franchises, or receipts (other than Taxes which are or are in the nature of sales or use Taxes or value added Taxes) of the Liquidity Provider or any of its Lending Offices, (ii) withholding Taxes imposed under laws in effect on the date hereof by the United States on payments to a recipient in the jurisdiction in which the Liquidity Provider's initial Lending Office is located, and (iii) withholding Taxes imposed by the United States on payments to a recipient in any other jurisdiction to which such Lending Office is moved if, under the laws in effect at the time of such move, such laws would require greater withholding Taxes than the laws applicable to the jurisdiction from which such Lending Office was moved.

                  "Expenses" means liabilities, obligations, damages, settlements, penalties, claims, actions, suits, costs, expenses, and disbursements (including, without limitation, reasonable fees and disbursements of legal counsel and costs of investigation).

                  "Expiry Date" means January 17, 2016.

                  "Final Advance" means an Advance made pursuant to
         Section 2.02(c).

                  "Intercreditor Agreement" means the
         Intercreditor Agreement dated the date hereof, among the Trustees, the Liquidity Provider, the liquidity provider under each Liquidity Facility (other than this Agreement) and the Subordination Agent, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms.

                  "Interest Advance" means an Advance made pursuant to
         Section 2.02(a).

                  "Interest Period" means, with respect to any LIBOR Advance, each of the following periods:

                  (i) the period beginning on the third Business
         Day following the Liquidity Provider's receipt of the Notice of Borrowing for such LIBOR Advance and ending on the next Regular Distribution Date; and

                  (ii) each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the next Regular Distribution Date;

         provided, however, that if (x) the Final Advance shall have been made, or (y) other outstanding Advances shall have been converted into the Final Advance, then the Interest Periods shall be successive periods of one month beginning on the third Business Day following the Liquidity Provider's receipt of the Notice of Borrowing for such Final Advance (in the case of clause (x) above) or the Regular Distribution Date following such conversion (in the case of

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



         clause (y) above).

                  "Lending Office" means the lending office of the Liquidity Provider, presently located at The Hague, The Netherlands, or such other lending office as the Liquidity Provider from time to time shall notify the Borrower as its lending office hereunder.

                  "LIBOR Advance" means an Advance bearing interest at a rate based upon the LIBOR Rate.

                  "LIBOR Rate" means, with respect to any
         Interest Period, the average (rounded upward, if necessary, to the next higher 1/16 of 1%) of the rates per annum at which deposits in dollars are offered to major banks in the London interbank market at approximately 11:00 A.M. (London time) two Business Days before the first day of such Interest Period in an amount approximately equal to the principal amount of the Advance to which such Interest Period is to apply and for a period of time comparable to such Interest Period.

                  "Liquidity Event of Default" means the
         occurrence of either (a) the acceleration of all of the Equipment Notes or (b) a Continental Bankruptcy Event.

                  "Liquidity Indemnitee" means (i) the Liquidity
         Provider, (ii) the directors, officers, employees and agents of the Liquidity Provider, and (iii) the successors and permitted assigns of the persons described in clauses (i) and (ii), inclusive.

                  "Liquidity Provider" has the meaning assigned to such term in the recital of parties to this Agreement.

                  "Non-Excluded Tax" has the meaning specified in
         Section 3.03.

                  "Notice of Borrowing" has the meaning specified in
         Section 2.02(d).

                  "Notice of Replacement Borrower" has the meaning specified in Section 3.08.

                  "Offering Memorandum" means the Offering
         Memorandum dated May 9, 1996 relating to the Certificates, as such Offering Memorandum may be amended or supplemented.

                  "Performing Note Deficiency" means any time that less than 65% of the then aggregate outstanding principal amount of all Equipment Notes are Performing
         Equipment Notes.

                  "Regulatory Change" has the meaning assigned to such term in Section 3.01.

                  "Replenishment Amount" has the meaning assigned to such term in Section 2.06(b).


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                  "Required Amount" means, for any day, the sum
         of the aggregate amount of interest, calculated at the rate per annum equal to the Stated Interest Rate for the Class B Certificates, that would be payable on the Class B Certificates on each of the six successive quarterly Regular Distribution Dates immediately following such day or, if such day is a Regular Distribution Date, on such day and the succeeding five quarterly Regular Distribution Dates, in each case calculated on the basis of the Pool Balance of the Class B Certificates on such day and without regard to expected future payments of principal on the Class B Certificates.

                  "Termination Date" means the earliest to occur of the following: (i) the Expiry Date; (ii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that all of the Class B Certificates have been paid in full (or provision has been made for such payment in accordance with the Intercreditor Agreement and the Trust Agreements) or are otherwise no longer entitled to the benefits of this Agreement; (iii) the date on which the Borrower delivers to the Liquidity Provider a certificate, signed by a Responsible Officer of the Borrower, certifying that a Replacement Liquidity Facility has been substituted for this Agreement in full pursuant to Section 3.6(e) of the Intercreditor Agreement; (iv) the fifth Business Day following the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section
         6.01 hereof; and (v) the date on which no Advance is or may (including by reason of reinstatement as herein provided) become available for a Borrowing hereunder.

                  "Termination Notice" means the Notice of Termination substantially in the form of Annex IV to this Agreement.

                  "Transferee" has the meaning assigned to such term in
         Section 7.08(b).

                  "Unpaid Advance" has the meaning assigned to such term in Section 2.05.

                  (b) Terms Defined in the Intercreditor Agreement. For all purposes of this Agreement, the following terms shall have the respective meanings assigned to such terms in the Intercreditor Agreement:

         "Certificates", "Class B Certificates", "Class B Certificateholders", "Class B Cash Collateral Account", "Class B Trust", "Class B Trust Agreement", "Class B Trustee", "Class A Certificates", "Class C Certificates", "Class D Certificates", "Closing Date", "Continental", "Continental Bankruptcy Event", "Controlling Party", "Corporate Trust Office", "Distribution Date", "Equipment Notes", "Fee Letter", "Financing Agreement", "Indenture", "Initial Purchasers", "Liquidity Facility", "Moody's", "Note Purchase Agreement", "Operative Agreements", "Participation Agreements", "Performing Equipment Note", "Person", "Pool

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         Balance", "Purchase Agreement","Rating Agency",
         "Registration Rights Agreement", "Regular Distribution Date", "Replacement Liquidity Facility", "Responsible Officer", "Scheduled Payment", "Special Payment", "Standard & Poor's", "Stated Interest Rate", "Subordination Agent", "Taxes", "Threshold Rating", "Triggering Event", "Trust Agreements", "Trustee" and "Written Notice".

                            ARTICLE II

                AMOUNT AND TERMS OF THE COMMITMENT

                  Section 2.01. The Advances. The Liquidity
Provider hereby irrevocably agrees, on the terms and conditions hereinafter set forth, to make Advances to the Borrower from time to time on any Business Day during the period from the Effective Date until 12:00 Noon (New York City time) on the Expiry Date (unless the obligations of the Liquidity Provider shall be earlier terminated in accordance with the terms of Section 2.04(b)) in an aggregate amount at any time outstanding not to exceed the Commitment.

                  Section 2.02. Making the Advances. (a) Interest Advances shall be made in one or more Borrowings by delivery to the Liquidity Provider of one or more written and completed Notices of Borrowing in substantially the form of Annex I attached hereto, signed by a Responsible Officer of the Borrower, in an amount not exceeding the Available Commitment at such time and shall be used solely for the payment when due of interest on the Class B Certificates at the Stated Interest Rate therefor in accordance with Section 3.6(a) of the Intercreditor Agreement. Each Interest Advance made hereunder shall automatically reduce the Available Commitment and the amount available to be borrowed hereunder by subsequent Advances by the amount of such Interest Advance (subject to reinstatement as provided in the next sentence). Upon repayment to the Liquidity Provider in full of the amount of any Interest Advance made pursuant to this Section 2.02(a), together with accrued interest thereon (as provided herein), the Available Commitment shall be reinstated by the amount of such repaid Interest Advance, but not to exceed the Required Amount; provided, however, that the Available Commitment shall not be so reinstated at any time if (i) a Triggering Event shall have occurred and be continuing and (ii) there is a Performing Note Deficiency.

                  (b) A Downgrade Advance shall be made in a single Borrowing upon a downgrading of the Liquidity Provider's short-term unsecured debt rating issued by either Rating Agency (or, so long as DNIB is the Liquidity Provider and does not have a published short-term unsecured debt rating issued by Standard & Poor's, the long-term unsecured debt rating of DNIB issued by Standard & Poor's) below the Threshold Rating (as provided for in
Section 3.6(c) of the Intercreditor Agreement) unless a Replacement Liquidity Facility shall have been delivered to the Borrower in accordance with said Section 3.6(c), by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex II attached hereto, signed by a Responsible Officer of the Borrower, in an amount

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equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account in accordance with said Section 3.6(c).

                  (c) A Final Advance shall be made in a single Borrowing upon the receipt by the Borrower of a Termination Notice from the Liquidity Provider pursuant to Section 6.01 hereof by delivery to the Liquidity Provider of a written and completed Notice of Borrowing in substantially the form of Annex III attached hereto, signed by a Responsible Officer of the Borrower, in an amount equal to the Available Commitment at such time, and shall be used to fund the Class B Cash Collateral Account (in accordance with Section 3.6(i) of the Intercreditor Agreement).

                  (d) Each Borrowing shall be made on notice in writing (a "Notice of Borrowing") in substantially the form required by Section 2.02(a), 2.02(b) or 2.02(c), as the case may be, given not later than 12:00 Noon (New York City time) on the second Business Day prior to the day of the proposed Borrowing by the Borrower to the Liquidity Provider. Upon satisfaction of the conditions precedent set forth in Section 4.02 with respect to a requested Borrowing, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the date of such Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available for the account of its Lending Office, in U.S. dollars and in immediately available funds, the amount of such Borrowing to be paid to the Borrower in accordance with its payment instructions. If a Notice of Borrowing is delivered by the Borrower in respect of any Borrowing after 12:00 Noon (New York City time) on a Business Day, the Liquidity Provider shall, before 12:00 Noon (New York City time) on the third Business Day next following the day of receipt of such Notice of Borrowing or on such later Business Day specified by the Borrower in such Notice of Borrowing, make available to the Borrower, in accordance with its payment instructions, in U.S. dollars and in immediately available funds, the amount of such Borrowing. Payments of proceeds of a Borrowing shall be made by wire transfer of immediately available funds to the Borrower in accordance with such wire transfer instructions as the Borrower shall furnish from time to time to the Liquidity Provider for such purpose. Each Notice of Borrowing shall be irrevocable and binding on the Borrower.

                  (e) Upon the making of any Advance requested pursuant to a Notice of Borrowing, in accordance with the Borrower's payment instructions, the Liquidity Provider shall be fully discharged of its obligation hereunder with respect to such Notice of Borrowing, and the Liquidity Provider shall not thereafter be obligated to make any further Advances hereunder in respect of such Notice of Borrowing to the Borrower or to any other person (including the holder of any Class B Certificate or the Class B Trustee) who makes to the Class B Trustee or the Borrower a demand for payment with respect to any Class B Certificate. Following the making of any Advance pursuant to
Section 2.02(b) or (c) hereof to fund the Class B Cash Collateral Account, the Liquidity Provider shall have no interest in or rights to the Class B Cash Collateral Account, such Advance or

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any other amounts from time to time on deposit in the Class B
Cash Collateral Account; provided that the foregoing shall not affect or impair the obligations of the Subordination Agent to make the distributions contemplated by Section 3.6(e) or (f) of the Intercreditor Agreement. By paying to the Borrower proceeds of Advances requested by the Borrower in accordance with the provisions of this Agreement, the Liquidity Provider makes no representation as to, and assumes no responsibility for, the correctness or sufficiency for any purpose of the amount of the Advances so made and requested.

                  Section 2.03. Fees. The Borrower agrees to pay to the Liquidity Provider the fees set forth in the Fee Letter.

                  Section 2.04. Adjustments or Termination of the Commitment. (a) Automatic Adjustments. Promptly following each date on which the Required Amount is (1) reduced as a result of a reduction in the Pool Balance of the Class B Certificates or otherwise, (2) increased as a result of an increase in the Stated Interest Rate, or (3) subsequent to such an increase, reduced pursuant to the definition of "Stated Interest Rate", the Commitment shall automatically be reduced or increased, as the case may be, to an amount equal to such reduced or increased Required Amount (as calculated by the Borrower). The Borrower shall give notice of any such automatic reduction or increase of the Commitment to the Liquidity Provider within two Business Days thereof. The failure by the Borrower to furnish any such notice shall not affect such automatic reduction or increase of the Commitment.

                  (b) Termination. Upon the making of any
Downgrade Advance or Final Advance hereunder or the occurrence of the Termination Date, the obligation of the Liquidity Provider to make further Advances hereunder shall automatically and irrevocably terminate, and the Borrower shall not be entitled to request any further Borrowing hereunder.

                  Section 2.05. Repayments of Interest Advances or the Final Advance. Subject to Sections 2.07 and 2.09 hereof, the Borrower hereby agrees to pay, or to cause to be paid, to the Liquidity Provider on each date on which the Liquidity Provider shall make an Interest Advance or the Final Advance, an amount equal to (a) the amount of such Advance (any such Advance, until repaid, is referred to herein as an "Unpaid Advance"), plus (b) interest on the amount of each such Unpaid Advance as provided in
Section 3.07 hereof. Subject to Sections 2.06, 2.07 and 2.09 hereof, unless otherwise waived by the Liquidity Provider, the Borrower shall be obligated, without notice of an Advance or demand for repayment from the Liquidity Provider (which notice and demand are hereby waived by the Borrower), to repay the Liquidity Provider for all Advances on the same day as made. The Borrower and the Liquidity Provider agree that the repayment in full of each Interest Advance and Final Advance on the date such Advance is made is intended to be a contemporaneous exchange for new value given to the Borrower by the Liquidity Provider.

                  Section 2.06.  Repayments of Downgrade Advances.
(a)  Amounts advanced hereunder in respect of a Downgrade Advance

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shall be deposited in the Class B Cash Collateral Account,
invested and withdrawn from the Class B Cash Collateral Account as set forth in Sections 3.6(c) and (f) of the Intercreditor Agreement. The Borrower agrees to pay to the Liquidity Provider, on each Regular Distribution Date, commencing on the first Regular Distribution Date after the making of a Downgrade Advance, interest on the principal amount of any such Downgrade Advance as provided in Section 3.07; provided, however, that amounts in respect of a Downgrade Advance withdrawn from the Class B Cash Collateral Account for the purpose of paying interest on the Class B Certificates in accordance with Section 3.6(f) of the Intercreditor Agreement (the amount of any such withdrawal being, an "Applied Downgrade Advance") shall be treated as an Interest Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon; provided further, however, that if, following the making of a Downgrade Advance, the Liquidity Provider delivers a Termination Notice to the Borrower pursuant to Section 6.01 hereof, such Downgrade Advance shall thereafter be treated as a Final Advance under this Agreement for purposes of determining the Applicable Liquidity Rate for interest payable thereon. Immediately upon the withdrawal of any amounts from the Class B Cash Collateral Account on account of a reduction in the Required Amount, the Borrower shall repay the Downgrade Advances in a principal amount equal to the amount of such reduction, plus interest on the principal amount prepaid as provided in Section
3.07 hereof.

                  (b) At any time when an Applied Downgrade
Advance (or any portion thereof) is outstanding, upon the deposit in the Class B Cash Collateral Account of any amount pursuant to clause "third" of Section 3.2 of the Intercreditor Agreement (any such amount being a "Replenishment Amount") for the purpose of replenishing the balance thereof up to the Required Amount at such time, (i) the aggregate outstanding principal amount of all Applied Downgrade Advances shall be automatically reduced by the amount of such Replenishment Amount and (ii) the principal amount of the outstanding Downgrade Advance shall be automatically increased by the amount of such Replenishment Amount.

                  (c) Upon the provision of a Replacement
Liquidity Facility in replacement of this Agreement in accordance with Section 3.6(e) of the Intercreditor Agreement, amounts remaining on deposit in the Class B Cash Collateral Account after giving effect to any application of funds therefrom to any payment of interest on the Class B Certificates on the date of such replacement shall be reimbursed to the Liquidity Provider, but only to the extent such amounts are necessary to repay in full to the Liquidity Provider all amounts owing to it hereunder.

                  Section 2.07. Payments to the Liquidity
Provider Under the Intercreditor Agreement. In order to provide for payment or repayment to the Liquidity Provider of any amounts hereunder, the Intercreditor Agreement provides that amounts available and referred to in Articles II and III of the Intercreditor Agreement, to the extent payable to the Liquidity Provider pursuant to the terms of the Intercreditor Agreement (including, without limitation, Section 3.6(f) of the Intercreditor

Agreement), shall be paid to the Liquidity Provider in accordance with the terms thereof. Amounts so paid to the Liquidity Provider shall be applied by the Liquidity Provider in the order of priority required by the applicable provisions of Articles II and III of the Intercreditor Agreement.

                  Section 2.08. Book Entries. The Liquidity
Provider shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower resulting from Advances made from time to time and the amounts of principal and interest payable hereunder and paid from time to time in respect thereof; provided, however, that the failure by the Liquidity Provider to maintain such account or accounts shall not affect the obligations of the Borrower in respect of Advances.

                  Section 2.09. Payments from Available Funds Only. All payments to be made by the Borrower under this Agreement shall be made only from amounts received by it that constitute Scheduled Payments, Special Payments or payments under Section 10.1 of the Participation Agreements and Section 10.1 of the Note Purchase Agreement and only to the extent that the Borrower shall have sufficient income or proceeds therefrom to enable the Borrower to make payments in accordance with the terms hereof after giving effect to the priority of payments provisions set forth in the Intercreditor Agreement. The Liquidity Provider agrees that it will look solely to such amounts to the extent available for distribution to it as provided in the Intercreditor Agreement and this Agreement and that the Borrower, in its individual capacity, is not personally liable to it for any amounts payable or liability under this Agreement except as expressly provided in this Agreement, the Intercreditor Agreement or any Participation Agreement. Amounts on deposit in the Class B Cash Collateral Account shall be available to the Borrower to make payments only to the extent and for the purposes expressly contemplated in
Section 3.6(f) of the Intercreditor Agreement.

                           ARTICLE III

                   OBLIGATIONS OF THE BORROWER

                  Section 3.01. Increased Costs. The Borrower shall pay to the Liquidity Provider from time to time such amounts as may be necessary to compensate the Liquidity Provider for any costs incurred by the Liquidity Provider which are attributable to its making or maintaining any LIBOR Advances hereunder or its obligation to make any such Advances hereunder, or any reduction in any amount receivable by the Liquidity Provider under this Agreement or the Intercreditor Agreement in respect of any such Advances or such obligation (such increases in costs and reductions in amounts receivable being herein called "Additional Costs"), resulting from any change after the date of this Agreement in U.S. federal, state, municipal, or foreign laws or regulations (including Regulation D), or the adoption or making after the date of this Agreement of any interpretations, directives, or requirements applying to a class of banks including the Liquidity Provider under any U.S. federal, state, municipal, or any foreign laws or regulations (whether or not having the force of law) by any court or monetary authority charged with the interpretation or administration thereof (a "Regulatory Change"), which: (1) changes the basis of taxation of any amounts payable to the Liquidity Provider under this Agreement in respect of any such Advances (other than Excluded Taxes or any taxes described in Section 3.03); or (2) imposes or modifies any reserve, special deposit, compulsory loan or similar requirements relating to any extensions of credit or other assets of, or any deposits with other liabilities of, the Liquidity Provider (including any such Advances or any deposits referred to in the definition of LIBOR Rate or related definitions). The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

                  The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this
Section 3.01 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.01 of the effect of any Regulatory Change on its costs of making or maintaining Advances or on amounts receivable by it in respect of Advances, and of the additional amounts required to compensate the Liquidity Provider in respect of any Additional Costs, shall be prima facie evidence of the amount owed under this Section.

                  Section 3.02. Capital Adequacy. If (1)
compliance with any judicial, administrative, or other governmental interpretation of any law or regulation or (2) compliance by the Liquidity Provider or any corporation controlling the Liquidity Provider with any guideline or request from any central bank or other governmental authority (whether or not having the force of law) has the effect of requiring an increase in the amount of capital required or expected to be maintained by the Liquidity Provider or any corporation controlling the Liquidity Provider, and such increase is based upon the Liquidity Provider's obligations hereunder, and other similar obligations, the Borrower shall pay to the Liquidity Provider such additional amount as shall be reasonably allocable to the Liquidity Provider's obligations to the Borrower hereunder. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any amount payable under this Section that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise disadvantageous to the Liquidity Provider.

                  The Liquidity Provider will notify the Borrower of any event occurring after the date of this Agreement that will entitle the Liquidity Provider to compensation pursuant to this
Section 3.02 as promptly as practicable after it obtains knowledge thereof and determines to request such compensation, which notice shall describe in reasonable detail the calculation of the amounts owed under this Section. Determinations by the Liquidity Provider for purposes of this Section 3.02 of the effect of any increase in the amount of capital required to be maintained by the bank and of the amount allocable to the Liquidity Provider's obligations to the Borrower hereunder shall be prima facie evidence of the amounts owed under this Section.

                  Section 3.03. Payments Free of Deductions. All payments made by the Borrower under this Agreement shall be made free and clear of, and without reduction for or on account of, any Taxes, excluding Excluded Taxes (such non-excluded taxes being referred to herein, collectively, as "Non-Excluded Taxes"). If any Non-Excluded Taxes are required to be withheld or deducted from any amounts payable to the Liquidity Provider under this Agreement, the Borrower shall (a) within the time prescribed therefor by applicable law pay to the appropriate governmental or taxing authority the full amount of any such Non-Excluded Taxes (and any additional Non-Excluded Taxes in respect of the payment required under clause (b) hereof) and make such reports or returns in connection therewith at the time or times and in the manner prescribed by applicable law, and (b) pay to the Liquidity Provider an additional amount which (after deduction of all such Non-Excluded Taxes) will be sufficient to yield to the Liquidity Provider the full amount which would have been received by it had no such withholding or deduction been made. Within 30 days after the date of each payment hereunder, the Borrower shall furnish to the Liquidity Provider the original or a certified copy of (or other documentary evidence of) the payment of the Non-Excluded Taxes applicable to such payment. The Liquidity Provider agrees to use reasonable efforts (consistent with applicable legal and regulatory restrictions) to change the jurisdiction of its Lending Office if making such change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Liquidity Provider, be otherwise materially disadvantageous to the Liquidity Provider or require the Liquidity Provider to incur any costs or expenses for which it is not indemnified by the Borrower. The Liquidity Provider shall deliver to the Borrower such certificates and documents as may be reasonably requested by the Borrower and required by applicable law to establish that payments hereunder are exempt from (or entitled to a reduced rate of) withholding Tax.

                  Section 3.04. Payments. The Borrower shall make or cause to be made each payment to the Liquidity Provider under this Agreement so as to cause the same to be received by the Liquidity Provider not later than 1:00 P.M. (New York City time) on the day when due. The Borrower shall make all such payments in lawful money of the United States of America, to the Liquidity Provider in immediately available funds, by wire transfer to the office of Morgan Guaranty Trust Company of New York, New York City, for credit to DNIB, Account No. 650.01.919.

                  Section 3.05. Computations. All computations of interest based on the Base Rate shall be made on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the LIBOR Rate shall be made on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

                  Section 3.06. Payment on Non-Business Days.
Whenever any payment to be made hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day and no additional interest shall be due as a result (and if so made, shall be deemed to have been made when due). If any payment in respect of interest on an Advance is so deferred to the next succeeding Business Day, such deferral shall not delay the commencement of the next Interest Period for such Advance (if such Advance is a LIBOR Advance) or reduce the number of days for which interest will be payable on such Advance on the next interest payment date for such Advance.

                  Section 3.07. Interest. (a) The Borrower shall pay, or shall cause to be paid, interest on (i) the unpaid principal amount of each Advance from and including the date of such Advance (or, in the case of an Applied Downgrade Advance, from and including the date on which the amount thereof was withdrawn from the Class B Cash Collateral Account to pay interest on the Class B Certificates) to but excluding the date such principal amount shall be paid in full and (ii) any other amount due hereunder (whether fees, commissions, expenses or other amounts or, to the extent permitted by law, installments of interest on Advances or any such other amount) which is not paid when due (whether at stated maturity, by acceleration or otherwise) from and including the due date thereof to but excluding the date such amount is paid in full, in each such case, at a fluctuating interest rate per annum for each day equal to the Applicable Liquidity Rate (as defined below) for such Advance or such other amount as in effect for such day, but in no event at a rate per annum greater than the maximum rate permitted by applicable law; provided, however, that, if at any time the otherwise applicable interest rate as set forth in this Section
3.07 shall exceed the maximum rate permitted by applicable law, then any subsequent reduction in such interest rate will not reduce the rate of interest payable pursuant to this Section 3.07 below the maximum rate permitted by applicable law until the total amount of interest accrued equals the amount of interest that would have accrued if such otherwise applicable interest rate as set forth in this Section 3.07 had at all times been in effect. Nothing contained in this Section 3.07 shall require the Borrower to pay any amount under this Section 3.07 other than to the extent the Borrower shall have funds available therefor.

                  (b) Each Advance will be a LIBOR Advance, except as provided in Section 3.10.

                  (c) Each LIBOR Advance shall bear interest during each Interest Period at the LIBOR Rate for such Interest Period plus the Applicable Margin for such LIBOR Advance, payable in arrears on the last day of such Interest Period and, in the event of the payment of principal of such LIBOR Advance on a day other than such last day, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

                  Each Base Rate Advance shall bear interest at the Base Rate plus the Applicable Margin for such Base Rate Advance, payable in arrears on each Regular Distribution Date and, in the event of the payment of principal of such Base Rate Advance on a day other than a Regular Distribution Date, on the date of such payment (to the extent of interest accrued on the amount of principal repaid).

                  Each amount not paid when due hereunder
(whether fees, commissions, expenses or other amounts or, to the extent permitted by applicable law, installments of interest on Advances) shall bear interest at the Base Rate.

                  Each change in the Base Rate shall become effective immediately. The rates of interest specified in this
Section 3.07(c) with respect to any Advance or other amount shall be referred to as the "Applicable Liquidity Rate".

                  Section 3.08. Replacement of Borrower. From time to time and subject to the successor Borrower's meeting the eligibility requirements set forth in Section 6.9 of the Intercreditor Agreement applicable to the Subordination Agent, upon the effective date and time specified in a written and completed Notice of Replacement Borrower in substantially the form of Annex V attached hereto (a "Notice of Replacement Borrower") delivered to the Liquidity Provider by the then Borrower, the successor Borrower designated therein shall be substituted for as the Borrower for all purposes hereunder.

                  Section 3.09. Funding Loss Indemnification. The Borrower shall pay to the Liquidity Provider, upon the request of the Liquidity Provider, such amount or amounts as shall be sufficient (in the reasonable opinion of the Liquidity Provider) to compensate it for any loss, cost, or expense incurred as a result of:

                  (1) Any payment of a LIBOR Advance on a date other than the last day of the Interest Period for such Advance;
         or

                  (2) Any failure by the Borrower to borrow a LIBOR Advance on the date for borrowing specified in the relevant notice under Section 2.02.

                  Section 3.10. Illegality. Notwithstanding any other provision in this Agreement, if any change in any applicable law, rule or regulation, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Liquidity Provider (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency shall make it unlawful or impossible for the Liquidity Provider (or its Lending Office) to maintain or fund its LIBOR Advances, then upon notice to the Borrower by the Liquidity Provider, the outstanding principal amount of the LIBOR Advances shall be converted to Base Rate Advances (a) immediately upon demand of the Liquidity Provider, if such change or compliance with such request, in the judgment of the Liquidity Provider, requires immediate repayment; or (b) at the expiration of the last Interest Period to expire before the effective date of any such change or request.

                            ARTICLE IV

                       CONDITIONS PRECEDENT

                  Section 4.01. Conditions Precedent to
Effectiveness of Section 2.01. Section 2.01 of this Agreement shall become effective on and as of the first date (the "Effective Date") on which the following conditions precedent have been satisfied or waived:

                  (a) The Liquidity Provider shall have received on or before the Closing Date each of the following, each dated such date, and in the case of each document delivered pursuant to paragraphs (i), (ii) and (iii), each in form and substance satisfactory to the Liquidity
         Provider:

                           (i) This Agreement duly executed on behalf of the
                  Borrower;

                           (ii) The Intercreditor Agreement duly executed on
                  behalf of each of the parties thereto;

                           (iii)  Fully executed copies of each of the
                  Operative Agreements (other than this Agreement and the Intercreditor Agreement);

                           (iv)  A copy of the Offering Memorandum and
                  specimen copies of the Class B Certificates;

                           (v) An executed copy of each opinion
                  delivered pursuant to the Class B Trust
                  Agreement, the Intercreditor Agreement, the
                  Refunding Agreements and the other Operative
                  Agreements (together with, in the case of each such opinion, other than the opinion of counsel for the Initial Purchasers, a letter from the counsel rendering such opinion to the effect that the Liquidity Provider is entitled to rely on such opinion as if it were addressed to the Liquidity Provider);

                           (vi) Evidence that there shall have
                  been made and shall be in full force and effect, all filings, recordings and/or registrations, and there shall have been given or taken any notice or other similar action as may be reasonably necessary or, to the extent reasonably requested by the Liquidity Provider, reasonably advisable, in order to establish, perfect, protect and preserve the right, title and interest, remedies, powers, privileges, liens and security interests of, or for the benefit of, the Trustees and the Liquidity Provider created by the Operative Agreements;

                           (vii) An agreement from Continental, pursuant to
                  which (i) Continental agrees to provide copies of quarterly financial statements and audited annual financial statements to the Liquidity
                  Provider, and such other information as the Liquidity Provider shall reasonably request with respect to the transactions contemplated by the Operative Agreements, in each case, only to the extent that Continental is obligated to provide such information pursuant to Section
                  8.2 of the Leases to the parties thereto and
                  (ii) Continental agrees to allow the Liquidity
                  Provider to inspect Continental's books and records regarding such transactions, and to discuss such transactions with officers and employees of Continental, and

                           (viii) Such other documents,
                  instruments, opinions and approvals as the Liquidity Provider shall have reasonably requested.

                  (b) The following statements shall be true on and as of the Effective Date:

                           (i) The representations and warranties in each
                  Refunding Agreement are true and correct on and as of the Effective Date as though made on and as of the Effective Date;

                           (ii) No event has occurred and is
                  continuing, or would result from the entering into of this Agreement or the making of any Advance, which constitutes a Liquidity Event of Default; and

                           (iii) There has been no material
                  adverse change in the financial condition, property or results of operations of Continental since March 31, 1995.

                  (c) The Liquidity Provider shall have received payment in full of all fees and other sums required to be paid to or for the account of the Liquidity Provider on or prior to the Effective Date.

                  (d) All conditions precedent to the issuance of the Certificates under the Trust Agreements shall have been satisfied, all conditions precedent to the effectiveness of the other Liquidity Facilities shall have been satisfied, and all conditions precedent to the purchase of the Certificates by the Initial Purchasers under the Purchase Agreement shall have been satisfied (unless any of such conditions precedent shall have been waived by the Initial Purchasers).

                  Section 4.02. Conditions Precedent to Borrowing. The obligation of the Liquidity Provider to make an Advance on the occasion of each Borrowing shall be subject to the conditions precedent that the Effective Date shall have occurred and, prior to the date of such Borrowing, the Borrower shall have delivered a Notice of Borrowing which conforms to the terms and conditions of this Agreement and has been completed as may be required by the relevant form of the Notice of Borrowing for the type of

Advances requested.


                            ARTICLE V

                            COVENANTS

                  Section 5.01. Affirmative Covenants of the
Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will, unless the Liquidity Provider shall otherwise consent in writing:

                  (a) Performance of This and Other Agreements. Punctually pay or cause to be paid all amounts payable by it under this Agreement and the other Operative Agreements and observe and perform in all material respects the conditions, covenants and requirements applicable to it contained in this Agreement and the other Operative Agreements.

                  (b) Reporting Requirements. Furnish to the
         Liquidity Provider with reasonable promptness, such other information and data with respect to the transactions contemplated by the Operative Agreements as from time to time may be reasonably requested by the Liquidity Provider; and permit the Liquidity Provider, upon reasonable notice, to inspect the Borrower's books and records with respect to such transactions and to meet with officers and employees of the Borrower to discuss such transactions.

                  Section 5.02. Negative Covenants of the Borrower. So long as any Advance shall remain unpaid or the Liquidity Provider shall have any Commitment hereunder or the Borrower shall have any obligation to pay any amount to the Liquidity Provider hereunder, the Borrower will not appoint or permit or suffer to be appointed any successor Borrower without the written consent of the Liquidity Provider, which consent shall not be unreasonably withheld or delayed.


                            ARTICLE VI

                   LIQUIDITY EVENTS OF DEFAULT

                  Section 6.01. Liquidity Events of Default. If
(a) any Liquidity Event of Default occurs hereunder and (b) there is a Performing Note Deficiency, the Liquidity Provider may, in its discretion, deliver to the Borrower a Termination Notice, the effect of which shall be to cause (i) this Agreement to expire on the fifth Business Day after the date on which such Termination Notice is received by the Borrower, (ii) the Borrower to promptly request, and the Liquidity Provider to promptly make, a Final Advance in accordance with Section 2.02(c) hereof and Section 3.6(i) of the Intercreditor Agreement, (iii) all other outstanding Advances to be automatically converted into Final Advances for purposes of determining the Applicable Liquidity Rate for interest payable thereon, and (iv) subject to

Sections 2.07 and 2.09 hereof, all Advances, any accrued interest thereon and any other amounts outstanding hereunder to become immediately due and payable to the Liquidity Provider.


                           ARTICLE VII

                          MISCELLANEOUS

                  Section 7.01. Amendments, Etc. No amendment or waiver of any provision of this Agreement, nor consent to any departure by the Borrower therefrom, shall in any event be effective unless the same shall be in writing and signed by the Liquidity Provider, and, in the case of an amendment, the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

                  Section 7.02. Notices, Etc. Except as otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including telecopier and mailed or delivered or sent by telecopier):

       Borrower:        WILMINGTON TRUST COMPANY
                        Rodney Square North
                        1100 North Market Square
                        Wilmington, DE  19890-0001

                        Attention:  Corporate Trust Administration
                                    Telephone:  (302) 651-1000
                                    Telecopy:  (302) 651-8882


Liquidity Provider:     De NATIONALE INVESTERINGSBANK N.V.
                        4 Carnegieplein
                        P.O. Box 380
                        2501 BH The Hague
                        The Netherlands

                        Attention:  Aerospace Department
                        Telephone:  011-31-70-342-54-25
                        Telecopy:  011-31-365-10-71

or, as to each of the foregoing, at such other address as shall be designated by such Person in a written notice to the others. All such notices and communications shall be effective (i) if given by telecopier, when transmitted to the telecopier number specified above, (ii) if given by mail, when deposited in the mails addressed as specified above, and (iii) if given by other means, when delivered at the address specified above, except that written notices to the Liquidity Provider pursuant to the provisions of Articles II and III hereof shall not be effective until received by the Liquidity Provider. A copy of all notices delivered hereunder to either party shall in addition be delivered to each of the parties to the Participation Agreements at their respective addresses set forth therein.

                  Section 7.03. No Waiver; Remedies. No failure on the part of the Liquidity Provider to exercise, and no delay in exercising, any right under this Agreement shall operate as a waiver thereof; nor shall any single or partial exercise of any right under this Agreement preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

                  Section 7.04. Further Assurances. The Borrower agrees to do such further acts and things and to execute and deliver to the Liquidity Provider such additional assignments, agreements, powers and instruments as the Liquidity Provider may reasonably require or deem advisable to carry into effect the purposes of this Agreement and the other Operative Agreements or to better assure and confirm unto the Liquidity Provider its rights, powers and remedies hereunder and under the other Operative Agreements.

                  Section 7.05. Indemnification; Survival of
Certain Provisions. The Liquidity Provider shall be indemnified hereunder to the extent and in the manner described in Section
10.1 of the Participation Agreements and Section 10.1 of the Note Purchase Agreement. In addition, the Borrower agrees to indemnify, protect, defend and hold harmless the Liquidity Provider from, against and in respect of, and shall pay on demand, all Expenses of any kind or nature whatsoever, whether arising before, on or after the date hereof, that may be imposed, incurred by or asserted against any Liquidity Indemnitee, in any way relating to, resulting from, or arising out of or in connection with, this Agreement, the Fee Letter, the Intercreditor Agreement or any Financing Agreement; provided, however, that the Borrower shall not be required to indemnify, protect, defend and hold harmless any Liquidity Indemnitee in respect of any Expense of such Liquidity Indemnitee (i) to the extent such Expense is attributable to the gross negligence or willful misconduct of such Liquidity Indemnitee or any other Liquidity Indemnitee, (ii) that is ordinary and usual operating overhead expense, (iii) to the extent such Expense is attributable to the failure by such Liquidity Indemnitee or any other Liquidity Indemnitee to perform or observe any agreement, covenant or condition on its part to be performed or observed in any Operative Agreement. The indemnities contained in such
Section 10.1, and the provisions of Sections 3.01, 3.02, 3.03,
7.05 and 7.07 hereof, shall survive the termination of this Agreement.

                  Section 7.06. Liability of the Liquidity
Provider. (a) Neither the Liquidity Provider nor any of its officers or directors shall be liable or responsible for: (i) the use which may be made of the Advances or any acts or omissions of the Borrower or any beneficiary or transferee in connection therewith; (ii) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; or (iii) the making of Advances by the Liquidity Provider against delivery of a Notice of Borrowing and other documents which do not comply with the terms hereof; provided, however, that the Borrower shall have a claim against the Liquidity Provider, and the Liquidity Provider shall be liable to the Borrower, to the extent of any damages suffered by the Borrower which were the result of (A) the Liquidity Provider's willful misconduct or negligence in determining whether documents presented hereunder comply with the terms hereof, or (B) any breach by the Liquidity Provider of any of the terms of this Agreement, including, but not limited to, the Liquidity Provider's failure to make lawful payment hereunder after the delivery to it by the Borrower of a Notice of Borrowing strictly complying with the terms and conditions hereof.

                  (b) The Liquidity Provider shall not be liable or responsible in any respect for (i) any error, omission, interruption or delay in transmission, dispatch or delivery of any message or advice, however transmitted, in connection with this Agreement or any Notice of Borrowing delivered hereunder, or
(ii) any action, inaction or omission which may be taken by it in good faith, absent willful misconduct or negligence (in which event the extent of the Liquidity Provider's potential liability to the Borrower shall be limited as set forth in the immediately preceding paragraph), in connection with this Agreement or any Notice of Borrowing.

                  Section 7.07. Costs, Expenses and Taxes. The
Borrower agrees to pay, or cause to be paid (A) on the Effective Date and on such later date or dates on which the Liquidity Provider shall make demand, all reasonable out-of-pocket costs and expenses of the Liquidity Provider in connection with the preparation, negotiation, execution, delivery, filing and recording of this Agreement, any other Operative Agreement and any other documents which may be delivered in connection with this Agreement, including, without limitation, the reasonable fees and expenses of outside counsel for the Liquidity Provider and (B) on demand, all reasonable costs and expenses of the Liquidity Provider (including reasonable counsel fees and expenses) in connection with (i) the enforcement of this Agreement or any other Operative Agreement, (ii) the modification or amendment of, or supplement to, this Agreement or any other Operative Agreement or such other documents which may be delivered in connection herewith or therewith (whether or not the same shall become effective) or (iii) any action or proceeding relating to any order, injunction, or other process or decree restraining or seeking to restrain the Liquidity Provider from paying any amount under this Agreement, the Intercreditor Agreement or any other Operative Agreement or otherwise affecting the application of funds in the Cash Collateral Accounts. In addition, the Borrower shall pay any and all recording, stamp and other similar taxes and fees payable or determined to be payable in connection with the execution, delivery, filing and recording of this Agreement any other Operative Agreement and such other documents, and agrees to save the Liquidity Provider harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes or fees.

                  Section 7.08.  Binding Effect; Participations.   (a)
This Agreement shall be binding upon and inure to the benefit of the Borrower and the Liquidity Provider and their respective successors and assigns, except that neither the Liquidity
Provider (except as otherwise provided in this Section 7.08) nor the Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the other party, subject to the requirement of Section 7.08(b). The Liquidity Provider may grant participations herein or in any of its rights or security hereunder and under the other Operative Agreements to such Persons as the Liquidity Provider may in its sole discretion select, subject to the requirement of Section
7.08(b). No such participation by the Liquidity Provider, however, will relieve the Liquidity Provider of its obligations hereunder. In connection with any participation or any proposed participation, the Liquidity Provider may disclose to the participant or the proposed participant any information that the Borrower is required to deliver or to disclose to the Liquidity Provider pursuant to this Agreement. The Borrower acknowledges and agrees that the Liquidity Provider's source of funds may derive in part from its participants (other than Continental). Accordingly, references in this Agreement and the other Operative Agreements to determinations, reserve and capital adequacy requirements, increased costs, reduced receipts and the like as they pertain to the Liquidity Provider shall be deemed also to include those of each of its participants (subject, in each case, to the maximum amount that would have been incurred by or attributable to the Liquidity Provider directly if the Liquidity Provider, rather than the participant, had held the interest participated).

                  (b) If, pursuant to subsection (a) above, the Liquidity Provider sells any participation or transfers any interest in this Agreement to any bank or other entity (each, a "Transferee"), then, concurrently with the effectiveness of such transfer, the Transferee shall (i) represent to the Liquidity Provider (for the benefit of the Liquidity Provider and the Borrower) either (A) that it is incorporated under the laws of the United States or a state thereof or (B) that under applicable law and treaties, no taxes will be required to be withheld with respect to any payments to be made to such Transferee in respect of this Agreement, (ii) furnish to the Liquidity Provider and the Borrower either (x) a statement that it is incorporated under the laws of the United States or a state thereof or (y) if it is not so incorporated, two copies of a properly completed United States Internal Revenue Service Form 4224 or Form 1001, as appropriate, or other applicable form, certificate or document prescribed by the Internal Revenue Service certifying, in each case, such Transferee's entitlement to a complete exemption from United States federal withholding tax in respect to any and all payments to be made hereunder, and (iii) agree (for the benefit of the Liquidity Provider and the Borrower) to provide the Liquidity Provider and the Borrower a new Form 4224 or Form 1001, as appropriate, (A) on or before the date that any such form expires or becomes obsolete or (B) after the occurrence of any event requiring a change in the most recent form previously delivered by it and prior to the immediately following due date of any payment by the Borrower hereunder, certifying in the case of a Form 1001 or Form 4224 that such Transferee is entitled to a complete exemption from United States federal withholding tax on payments under this Agreement. Unless the Borrower has received forms or other documents reasonably satisfactory to it (and required by applicable law) indicating that payments hereunder are not subject to United States federal withholding tax, the Borrower will withhold taxes as required by law from such payments at the applicable statutory rate without any obligation to make additional payments under Section 3.03 hereof (other than in respect of Non-Excluded Taxes).

                  (c) Notwithstanding the other provisions of this Section 7.08, the Liquidity Provider may assign and pledge all or any portion of the Advances owing to it to any Federal Reserve Bank or the United States Treasury as collateral security pursuant to Regulation A of the Board of Governors of the Federal Reserve System and any Operating Circular issued by such Federal Reserve Bank, provided that any payment in respect of such assigned Advances made by the Borrower to the Liquidity Provider in accordance with the terms of this Agreement shall satisfy the Borrower's obligations hereunder in respect of such assigned Advance to the extent of such payment. No such assignment shall release the Liquidity Provider from its obligations hereunder.

                  Section 7.09. Severability. Any provision of this Agreement which is prohibited, unenforceable or not authorized in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition, unenforceability or non- authorization without invalidating the remaining provisions hereof or affecting the validity, enforceability or legality of such provision in any other jurisdiction.

                  Section 7.10. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE
STATE OF NEW YORK.

                  Section 7.11. Submission to Jurisdiction; Waiver of Jury Trial; Waiver of Immunity.

                  (a) Each of the parties hereto hereby irrevocably and unconditionally:

                           (i) submits for itself and its
                  property in any legal action or proceeding relating to this Agreement or any other Operative Agreement, or for recognition and enforcement of any judgment in respect hereof or thereof, to the non-exclusive general jurisdiction of the courts of the State of New York, the courts of the United States of America for the Southern District of New York, and the appellate courts from any thereof;

                           (ii) consents that any such action or
                  proceeding may be brought in such courts, and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

                           (iii) agrees that service of process
                  in any such action or proceeding may be
                  effected by mailing a copy thereof by
                  registered or certified mail (or any
                  substantially similar form and mail), postage prepaid, to each party hereto at its address set forth in Section 7.02 hereof, or at such other address of which the Liquidity Provider shall have been notified pursuant thereto; and

                           (iv) agrees that nothing herein shall
                  affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction.

                  (b) THE BORROWER AND THE LIQUIDITY PROVIDER
EACH HEREBY AGREE TO WAIVE THEIR RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY DEALINGS BETWEEN THEM RELATING TO THE SUBJECT MATTER OF THIS AGREEMENT AND THE RELATIONSHIP THAT IS BEING ESTABLISHED, including, without limitation, contract claims, tort claims, breach of duty claims and all other common law and statutory claims. The Borrower and the Liquidity Provider each warrant and represent that it has reviewed this waiver with its legal counsel, and that it knowingly and voluntarily waives its jury trial rights following consultation with such legal counsel. THIS WAIVER IS IRREVOCABLE, AND CANNOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT.

                  (c) The Liquidity Provider hereby waives any immunity it may have from the jurisdiction of the courts of the United States or of any State and waives any immunity any of its properties located in the United States may have from attachment or execution upon a judgement entered by any such court under the United States Foreign Sovereign Immunities Act of 1976 or any similar successor legislation.

                  Section 7.12. Execution in Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto on separate counterparts, each of which counterparts, when so executed and delivered, shall be deemed to be an original and all of which counterparts, taken together, shall constitute but one and the same Agreement.

                  Section 7.13. Entirety. This Agreement and the other Operative Agreements constitute the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior understandings and agreements of such parties.

                  Section 7.14. Headings. Section headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

                  Section 7.15. LIQUIDITY PROVIDER'S OBLIGATION TO MAKE ADVANCES. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, THE OBLIGATIONS OF THE LIQUIDITY PROVIDER TO MAKE ADVANCES HEREUNDER, AND THE BORROWER'S RIGHTS TO DELIVER NOTICES OF BORROWING REQUESTING THE MAKING OF ADVANCES HEREUNDER, SHALL BE UNCONDITIONAL AND IRREVOCABLE, AND SHALL BE PAID OR PERFORMED,

IN EACH CASE STRICTLY IN ACCORDANCE WITH THE TERMS OF THIS
AGREEMENT.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first set forth above.

                                    WILMINGTON TRUST COMPANY, not in
                                             its individual capacity but
                                             solely as
                                             Subordination Agent and
                                             Trustee,
                                             as Borrower


                                    By:_____________________________
                                       Name:
                                       Title:


                                    De NATIONALE INVESTERINGSBANK N.V.,
                                             as Liquidity Provider


                                    By:______________________________
                                       Name:
                                       Title:


                                    By:_____________________________
                                       Name:
                                       Title:

                                                             Annex I to
                                             Revolving Credit Agreement

               INTEREST ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to De NATIONALE INVESTERINGSBANK N.V. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of May 20, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                           (1)      The Borrower is the Subordination
                  Agent under the Intercreditor Agreement.

                           (2) The Borrower is delivering this
                  Notice of Borrowing for the making of an
                  Interest Advance by the Liquidity Provider to be used for the payment of interest on the Class B Certificates which was payable on
                                ,      in accordance with the
                  terms and provisions of the Class B Trust
                  Agreement and the Class B Certificates pursuant to clause fourth of Section 3.2 of the Intercreditor Agreement or clause sixth of
                  Section 3.3 of the Intercreditor Agreement,
                  which Advance is requested to be made on
                            ,      .

                           (3) The amount of the Interest Advance
                  requested hereby (i) is $          .    , to
                  be applied in respect of the payment of
                  interest which was due and payable on the Class B Certificates on such Distribution Date, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class A Certificates, the Class B Certificates, the Class C Certificates or the Class D Certificates, or interest on the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I),
                  (iv) does not exceed the Available Commitment on the date hereof, and (v) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

                           (4) Upon receipt by or on behalf of
                  the Borrower of the amount requested hereby,
                  (a) the Borrower will apply the same in
                  accordance with the terms of Section 3.2 or 3.3 of the Intercreditor Agreement, as the case may be, (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the

Liquidity Agreement, the making of the Interest Advance as requested by this Notice of Borrowing shall automatically reduce, subject to reinstatement in accordance with the terms of the Liquidity Agreement, the Available Commitment by an amount equal to the amount of the Interest Advance requested to be made hereby as set forth in clause (i) of paragraph (3) of this Certificate and such reduction shall automatically result in corresponding reductions in the amounts available to be borrowed pursuant to a subsequent Advance.

                  IN WITNESS WHEREOF, the Borrower has executed and
delivered this Notice of Borrowing as of the      day of
,          .


                              WILMINGTON TRUST COMPANY, not in
                                       its individual capacity but
                                       solely as Subordination Agent, as
                                       Borrower



                              By: ---------------------------------
                              Name:
                              Title:

        SCHEDULE I TO INTEREST ADVANCE NOTICE OF BORROWING

 [Insert Copy of Computations in accordance with Interest Advance
                       Notice of Borrowing]

                                                               Annex II to
                                                Revolving Credit Agreement

              DOWNGRADE ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned subordination agent (the "Borrower"), hereby certifies to De NATIONALE INVESTERINGSBANK N.V. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of May 20, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                           (1) The Borrower is the Subordination
                  Agent under the Intercreditor Agreement.

                           (2) The Borrower is delivering this
                  Notice of Borrowing for the making of the
                  Downgrade Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with Section 3.6(c) of the Intercreditor Agreement by reason of the downgrading of the short-term unsecured debt rating of the Liquidity Provider issued by either Rating Agency below the Threshold Rating, which Advance is requested to be made
                  on           ,    .

                           (3) The amount of the Downgrade
                  Advance requested hereby (i) is
                  $          .    , which equals the Available
                  Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with
                  Section 3.6(c) of the Intercreditor Agreement,
                  (ii) does not include any amount with respect to the payment of the principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing under the Liquidity Agreement.

                           (4) Upon receipt by or on behalf of
                  the Borrower of the amount requested hereby,
                  (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of
                  Section 3.6(c) of the Intercreditor Agreement,
                  (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the Liquidity Agreement, (A) the making of the Downgrade
Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity
Agreement; and (B) following the making by the Liquidity Provider of the Downgrade Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and
delivered this Notice of Borrowing as of the     day of
- ---------, ------.


                               WILMINGTON TRUST COMPANY, not in
                                        its individual capacity but solely
                                        as Subordination Agent, as Borrower


                               By:----------------------------------
                               Name:
                               Title:

       SCHEDULE I TO DOWNGRADE ADVANCE NOTICE OF BORROWING

 [Insert Copy of computations in accordance with Downgrade Advance
                       Notice of Borrowing]

                                                             Annex III to
                                               Revolving Credit Agreement

                FINAL ADVANCE NOTICE OF BORROWING

                  The undersigned, a duly authorized signatory of the undersigned borrower (the "Borrower"), hereby certifies to De NATIONALE INVESTERINGSBANK N.V. (the "Liquidity Provider"), with reference to the Revolving Credit Agreement dated as of May 20, 1996, between the Borrower and the Liquidity Provider (the "Liquidity Agreement"; the terms defined therein and not otherwise defined herein being used herein as therein defined or referenced), that:

                           (1) The Borrower is the Subordination
                  Agent under the Intercreditor Agreement.

                           (2) The Borrower is delivering this
                  Notice of Borrowing for the making of the Final Advance by the Liquidity Provider to be used for the funding of the Class B Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement by reason of the receipt by the Borrower of a Termination Notice from the Liquidity Provider with respect to the Liquidity Agreement, which Advance is requested
                  to be made on           ,    .

                           (3) The amount of the Final Advance
                  requested hereby (i) is $          .    ,
                  which equals the Available Commitment on the date hereof and is to be applied in respect of the funding of the Class B Cash Collateral Account in accordance with Section 3.6(i) of the Intercreditor Agreement upon receipt by the Borrower of a Termination Notice from the Liquidity Provider in respect of the Liquidity Agreement, (ii) does not include any amount with respect to the payment of principal of, or premium on, the Class B Certificates, or principal of, or interest or premium on, the Class A Certificates, the Class C Certificates or the Class D Certificates, (iii) was computed in accordance with the provisions of the Class B Certificates, the Class B Trust Agreement and the Intercreditor Agreement (a copy of which computation is attached hereto as Schedule I), and (iv) has not been and is not the subject of a prior or contemporaneous Notice of Borrowing.

                           (4) Upon receipt by or on behalf of
                  the Borrower of the amount requested hereby,
                  (a) the Borrower will deposit such amount in the Class B Cash Collateral Account and apply the same in accordance with the terms of
                  Section 3.6(i) of the Intercreditor Agreement,
                  (b) no portion of such amount shall be applied by the Borrower for any other purpose and (c) no portion of such amount until so applied shall be commingled with other funds held by the Borrower.

                  The Borrower hereby acknowledges that, pursuant to the

Liquidity Agreement, (A) the making of the Final Advance as requested by this Notice of Borrowing shall automatically and irrevocably terminate the obligation of the Liquidity Provider to make further Advances under the Liquidity Agreement; and (B) following the making by the Liquidity Provider of the Final Advance requested by this Notice of Borrowing, the Borrower shall not be entitled to request any further Advances under the Liquidity Agreement.

                  IN WITNESS WHEREOF, the Borrower has executed and
delivered this Notice of Borrowing as of the    day of
- ---------- , -------.


                        WILMINGTON TRUST COMPANY, not in
                                 its individual capacity but solely
                                 as Subordination Agent, as Borrower


                        By: ___________________________
                        Name:
                        Title:

         SCHEDULE I TO FINAL ADVANCE NOTICE OF BORROWING

         [Insert Copy of Computations in accordance with Final Advance Notice of Borrowing]

                                                              Annex IV to
                                               Revolving Credit Agreement


                      NOTICE OF TERMINATION


                                                             [Date]

Wilmington Trust Company,
   as Subordination Agent, as Borrower
Rodney Square North
1100 North Market Square
Wilmington, DE  19890-0001

Attention:  Corporate Trust Administration

              Revolving Credit Agreement dated as of
              May 20, 1996, between Wilmington Trust
               Company, as Subordination Agent, as
                            agent and
        trustee for the Continental Airlines Pass Through
                 Trust 1996-2B, as Borrower, and
                De Nationale Investeringsbank N.V.
                   (the "Liquidity Agreement")
     -------------------------------------------------------

Ladies and Gentlemen:

                  You are hereby notified that pursuant to
Section 6.01 of the Liquidity Agreement, by reason of the occurrence of a Liquidity Event of Default and a Performing Note Deficiency (each as defined therein) or other event specified therein, we are giving this notice to you in order to cause (i) our obligations to make Advances (as defined therein) under such Liquidity Agreement to terminate on the fifth Business Day after the date on which you receive this notice and (ii) you to request a Final Advance under the Liquidity Agreement pursuant to Section 3.6(i) of the Intercreditor Agreement (as defined in the Liquidity Agreement) as a consequence of your receipt of this notice.

                  THIS NOTICE IS THE "NOTICE OF TERMINATION"
PROVIDED FOR UNDER THE LIQUIDITY AGREEMENT. OUR OBLIGATIONS TO MAKE ADVANCES UNDER THE LIQUIDITY AGREEMENT WILL TERMINATE ON THE FIFTH BUSINESS DAY AFTER THE DATE ON WHICH YOU RECEIVE THIS NOTICE.

                             Very truly yours,

                             De NATIONALE INVESTERINGSBANK N.V.


                             By:----------------------------------
                             Name:
                             Title:

cc:      Wilmington Trust Company,
            as Class B Trustee

                                                          Annex V to
                                          Revolving Credit Agreement

            NOTICE OF REPLACEMENT SUBORDINATION AGENT

[Date]
Attention:


              Revolving Credit Agreement dated as of
              May 20, 1996, between Wilmington Trust
               Company, as Subordination Agent, as
                            agent and
           trustee for the Continental Airlines 1996-2B
               Pass Through Trust, as Borrower, and
                De Nationale Investeringsbank N.V.
                   (the "Liquidity Agreement")
       ---------------------------------------------------

Ladies and Gentlemen:

                  For value received, the undersigned beneficiary hereby irrevocably transfers to:


                       [Name of Transferee]


                     [Address of Transferee]

all rights of the undersigned as Borrower under the Liquidity Agreement referred to above. The transferee has succeeded the undersigned as Subordination Agent under the Intercreditor Agreement referred to in the first paragraph of the Liquidity Agreement, pursuant to the terms of Section 8.1 of the Intercreditor Agreement.

                  By this transfer, all rights of the undersigned as Borrower under the Liquidity Agreement are transferred to the transferee and the transferee shall hereafter have the sole rights as Borrower thereunder. The undersigned shall pay any costs and expenses of such transfer, including, but not limited to, transfer taxes or governmental charges.

                  We ask that this transfer be effective as of
- ------------, ------.

                                 WILMINGTON TRUST COMPANY, not in
                                          its individual capacity but
                                          solely as Subordination Agent,
                                          as Borrower

                                 By:-----------------------------------
                                 Name:
                                 Title: